Exhibit 99.1

Kelly Reports
First-Quarter 2025 Earnings

TROY, Mich. (May 8, 2025) – Kelly (Nasdaq: KELYA, KELYB), a leading specialty talent solutions provider, today announced results for the first quarter of 2025.

•Q1 revenue of $1.16 billion, up 11.5% year-over-year reflecting previously disclosed acquisitions, and up 0.2% on an organic basis
•Q1 operating earnings of $10.8 million; $22.1 million on an adjusted basis, down 4.3% versus the prior year period
•Q1 adjusted EBITDA of $34.9 million, up 4.8% versus the prior year; adjusted EBITDA margin decreased 20 basis points (bps) to 3.0%
•Company expects year-over-year revenue growth of 6.0% to 7.0% in Q2. Also expects Q2 year-over-year adjusted EBITDA margin decline of 20 to 30 bps, with anticipated margin expansion in Q3 and Q4, and for the full year.

“In the first quarter, Kelly delivered organic revenue growth that was in-line with our expectations, and once again outperformed the market. Our performance was driven primarily by continued strength in Education, as well as growing demand for our higher-margin outcome-based solutions within the semiconductor and renewables sectors,” said Peter Quigley, president and chief executive officer. “Through our ongoing focus on efficiency and effectiveness, we are well prepared to navigate this rapidly evolving macroeconomic environment while driving further progress on our specialty growth journey. By staying close with our customers and executing our strategic priorities, Kelly will be well positioned to capitalize when demand rebounds.”

Financial Results for the thirteen-week period ended March 30, 2025:

•Revenue of $1.16 billion, an 11.5% increase compared to the corresponding quarter of 2024 resulting primarily from the May 2024 acquisition of Motion Recruitment Partners, LLC (“MRP”). Excluding the impact of the MRP acquisition, revenue was up 0.2% on an organic basis, includes approximately 0.8% of revenue decline due to reduced demand for U.S. federal government contractors and growth of 6.3% in the Education segment.

•Operating earnings of $10.8 million, compared to earnings of $26.8 million reported in the first quarter of 2024. Adjusted earnings1 were $22.1 million in the first quarter of 2025 and $23.1 million in the first quarter of 2024. Adjusted EBITDA1 of $34.9 million, an increase of 4.9% versus the prior year period. Adjusted EBITDA margin of 3.0%, a decrease of 20 basis points driven primarily by near-term margin pressure in SET reflecting timing of revenue trends and related expense actions.

•Earnings per share was $0.16 compared to earnings per share of $0.70 in the first quarter of 2024. On an adjusted basis1, earnings per share were $0.39 in the first quarter of 2025 compared to $0.56 per share in the corresponding quarter of 2024. The year-over-year decline includes $0.15 of increased net interest expense due to an elevated cash balance in the prior year quarter and debt incurred in Q2 2024 in conjunction with the MRP acquisition.

1 Adjusted measures represent non-GAAP financial measures. Refer to our reconciliation of non-GAAP financial measures to the most closely related GAAP measure included in this document.

Quarterly Cash Dividend:

Kelly also reported that on May 6, its board of directors declared a dividend of $0.075 per share. The dividend is payable on June 3, 2025 to stockholders of record as of the close of business on May 19, 2025.

In conjunction with its earnings release, Kelly has published a financial presentation and will host a live webcast of a conference call with financial analysts at 9 a.m. ET on May 8 to review the results from the quarter and answer questions. The presentation and a link to the live webcast will be accessible through the Company’s public website on the Investor Relations page under Events & Presentations. The webcast will be recorded, and a replay will be available within one hour of completion of the event through the same link as the live webcast.

Forward-Looking Statements:

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about Kelly’s financial expectations, are forward-looking statements. Factors that could cause actual results to differ materially from those contained in this release include, but are not limited to, (i) changing market and economic conditions, (ii) disruption in the labor market and weakened demand for human capital resulting from technological advances, loss of large corporate customers and government contractor requirements, (iii) the impact of laws and regulations (including federal, state and international tax laws), (iv) unexpected changes in claim trends on workers’ compensation, unemployment, disability and medical benefit plans, (v) litigation and other legal liabilities (including tax liabilities) in excess of our estimates, (vi) our ability to achieve our business’s anticipated growth strategies, (vii) our future business development, results of operations and financial condition, (viii) damage to our brands, (ix) dependency on first parties for the execution of critical functions, (x) conducting business in foreign countries, including foreign currency fluctuations, (xi) availability of temporary workers with appropriate skills required by customers, (xii) cyberattacks or other breaches of network or information technology security, and (xiii) other risks, uncertainties and factors discussed in this release and in the Company’s filings with the Securities and Exchange Commission. In some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “target,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. All information provided in this press release is as of the date of this press release and we undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

About Kelly®

Kelly Services, Inc. (Nasdaq: KELYA, KELYB) helps companies recruit and manage skilled workers and helps job seekers find great work. Since inventing the staffing industry in 1946, we have become experts in the many industries and local and global markets we serve. With a network of suppliers and partners around the world, we connect more than 400,000 people with work every year. Our suite of outsourcing and consulting services ensures companies have the people they need, when and where they are needed most. Headquartered in Troy, Michigan, we empower businesses and individuals to access limitless opportunities in industries such as science, engineering, technology, education, manufacturing, retail, finance, and energy. Revenue in 2024 was $4.3 billion. Learn more at kellyservices.com.

KLYA-FIN

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ANALYST & MEDIA CONTACT:
Scott Thomas
(248) 251-7264
scott.thomas@kellyservices.com

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE 13 WEEKS ENDED MARCH 30, 2025 AND MARCH 31, 2024
(UNAUDITED)
(In millions of dollars except per share data)
					%
	2025	2024	Change		Change

Revenue from services	$1,164.9	$1,045.1	$119.8		11.5%

Cost of services	928.4	839.4	89.0		10.6

Gross profit	236.5	205.7	30.8		15.0

Selling, general and administrative expenses	225.7	190.5	35.2		18.5

Gain on sale of EMEA staffing operations	—	(11.6)	11.6		NM

Earnings from operations	10.8	26.8	(16.0)		(59.8)

Gain on forward contract	—	1.2	(1.2)		NM

Other income (expense), net	(3.2)	1.8	(5.0)		(271.3)

Earnings before taxes	7.6	29.8	(22.2)		(74.6)

Income tax expense	1.8	4.0	(2.2)		(54.7)

Net earnings	$5.8	$25.8	$(20.0)		(77.7)

Basic earnings per share	$0.16	$0.71	$(0.55)		(77.5)
Diluted earnings per share	$0.16	$0.70	$(0.54)		(77.1)

STATISTICS:

Permanent placement revenue (included in revenue from services)	$11.5	$8.0	$3.5		43.2%

Gross profit rate	20.3%	19.7%	0.6	pts.

Adjusted EBITDA	$34.9	$33.3	$1.6
Adjusted EBITDA margin	3.0%	3.2%	(0.2)	pts.

Effective income tax rate	24.0%	13.5%	10.5	pts.

Average number of shares outstanding (millions):
Basic	35.0	35.4
Diluted	35.5	35.8

KELLY SERVICES, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)
(In millions of dollars)
We utilize business unit profit (loss) to evaluate the performance of our segments. Business unit profit (loss) and SG&A expenses as presented in the segment information table below do not include depreciation and amortization expenses. Adjusted SG&A expenses and business unit profit (loss) further exclude integration, realignment and restructuring charges.
	First Quarter

			%
	2025	2024	Change
Enterprise Talent Management
Revenue from services	$534.0	$524.1	1.9%
Gross profit	108.0	106.2	1.7
Adjusted SG&A expenses	98.5	97.4	1.2
Integration, realignment and restructuring charges	2.7	0.7	258.2
Total SG&A expenses	101.2	98.1	3.1
Business unit profit (loss)	6.8	8.1	(15.4)
Adjusted business unit profit (loss)	9.5	8.8	7.7

Gross profit rate	20.2%	20.3%	(0.1)	pts.

Science, Engineering & Technology
Revenue from services	$322.4	$231.6	39.2%
Gross profit	82.3	57.4	43.3
Adjusted SG&A expenses	67.8	43.2	56.9
Integration, realignment and restructuring charges	1.1	—	NM
Total SG&A expenses	68.9	43.2	59.4
Business unit profit (loss)	13.4	14.2	(5.8)
Adjusted business unit profit (loss)	14.5	14.2	1.9

Gross profit rate	25.5%	24.8%	0.7	pts.

Education
Revenue from services	$309.0	$289.9	6.6%
Gross profit	46.2	42.1	9.8
Total SG&A expenses	26.9	24.0	12.4
Business unit profit (loss)	19.3	18.1	6.2

Gross profit rate	15.0%	14.5%	0.5	pts.

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(In millions of dollars)

	March 30, 2025	December 29, 2024	March 31, 2024
Current Assets
Cash and equivalents	$28.2	$39.0	$200.7
Trade accounts receivable, less allowances of
$10.6, $8.4, and $8.8 respectively	1,250.9	1,255.5	1,152.9
Prepaid expenses and other current assets	71.9	71.0	83.2
Total current assets	1,351.0	1,365.5	1,436.8

Noncurrent Assets
Property and equipment, net	23.7	25.8	25.5
Operating lease right-of-use assets	45.9	47.0	46.3
Deferred taxes	331.1	330.1	318.9
Retirement plan assets	253.8	258.1	243.7
Goodwill	304.1	304.2	151.1
Intangibles, net	248.4	256.3	132.5
Other assets	36.9	45.3	40.6
Total noncurrent assets	1,243.9	1,266.8	958.6

Total Assets	$2,594.9	$2,632.3	$2,395.4

Current Liabilities
Accounts payable and accrued liabilities	$597.0	$613.8	$581.2
Operating lease liabilities	12.2	12.3	8.4
Accrued payroll and related taxes	178.7	163.9	165.9
Accrued workers' compensation and other claims	18.0	19.0	22.0
Income and other taxes	17.0	17.5	20.0
Total current liabilities	822.9	826.5	797.5

Noncurrent Liabilities
Long-term debt	204.6	239.4	—
Operating lease liabilities	49.3	50.9	42.0
Accrued workers' compensation and other claims	32.0	33.8	40.9
Accrued retirement benefits	236.4	239.9	229.5
Other long-term liabilities	9.2	7.2	8.7
Total noncurrent liabilities	531.5	571.2	321.1

Stockholders' Equity
Common stock	38.5	38.5	38.5
Treasury stock	(56.1)	(61.4)	(53.1)
Paid-in capital	30.5	34.2	27.1
Earnings invested in the business	1,233.2	1,230.2	1,264.8
Accumulated other comprehensive income (loss)	(5.6)	(6.9)	(0.5)
Total stockholders' equity	1,240.5	1,234.6	1,276.8

Total Liabilities and Stockholders' Equity	$2,594.9	$2,632.3	$2,395.4

STATISTICS:
Working Capital	$528.1	$539.0	$639.3
Current Ratio	1.6	1.7	1.8
Debt-to-capital %	14.2%	16.2%	0.0%
Global Days Sales Outstanding	61	59	58
Year-to-Date Free Cash Flow	$21.4	$15.8	$(29.2)

KELLY SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE 13 WEEKS ENDED MARCH 30, 2025 AND MARCH 31, 2024
(UNAUDITED)
(In millions of dollars)
	2025	2024
Cash flows from operating activities:
Net earnings	$5.8	$25.8
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation and amortization	11.0	8.0
Operating lease asset amortization	2.6	2.2
Provision for credit losses and sales allowances	3.0	0.5
Stock-based compensation	3.7	2.8
Gain on sale of EMEA staffing operations	—	(11.6)
Gain on forward contract	—	(1.2)
Other, net	(0.3)	(0.2)
Changes in operating assets and liabilities, net of acquisition	(1.9)	(51.8)
Net cash from (used in) operating activities	23.9	(25.5)

Cash flows from investing activities:
Capital expenditures	(2.5)	(3.7)
Proceeds from sale of PersolKelly investment	6.4	—
Proceeds from sale of EMEA staffing operations, net of cash disposed	—	77.1
Payment for settlement of forward contract	—	(2.4)
Other investing activities	(0.7)	1.1
Net cash from investing activities	3.2	72.1

Cash flows from financing activities:
Proceeds from long-term debt	412.3	—
Payments on long-term debt	(447.1)	—
Dividend payments	(2.8)	(2.7)
Payments of tax withholding for stock awards	(1.8)	(1.9)
Other financing activities	(0.1)	(0.1)
Net cash used in financing activities	(39.5)	(4.7)

Effect of exchange rates on cash, cash equivalents and restricted cash	1.3	(0.6)

Net change in cash, cash equivalents and restricted cash	(11.1)	41.3
Cash, cash equivalents and restricted cash at beginning of period	45.6	167.6

Cash, cash equivalents and restricted cash at end of period	$34.5	$208.9

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES BY SERVICE TYPE
(UNAUDITED)
(In millions of dollars)

	First Quarter 2025

	Staffing Services	Outcome-based Services	Talent Solutions	Permanent Placement	Total

Enterprise Talent Management	$280.7	$133.2	$117.8	$2.3	$534.0
Science, Engineering & Technology	204.9	109.4	—	8.1	322.4
Education	307.9	—	—	1.1	309.0
Total Segment Revenue	$793.5	$242.6	$117.8	$11.5	$1,165.4
Intersegment					(0.5)
Total Revenue from Services					$1,164.9

	First Quarter 2024

	Staffing Services	Outcome-based Services	Talent Solutions	Permanent Placement	Total

Enterprise Talent Management	$285.9	$130.8	$104.7	$2.7	$524.1
Science, Engineering & Technology	140.0	87.4	—	4.2	231.6
Education	288.8	—	—	1.1	289.9
Total Segment Revenue	$714.7	$218.2	$104.7	$8.0	$1,045.6
Intersegment					(0.5)
Total Revenue from Services					$1,045.1

KELLY SERVICES, INC. AND SUBSIDIARIES
REVENUE FROM SERVICES BY GEOGRAPHY
(UNAUDITED)
(In millions of dollars)

	First Quarter

	2025	2024	% Change

Americas
United States	$1,056.6	$933.6	13.2%
Other	83.3	89.2	(6.7)
Total Americas Region	1,139.9	1,022.8	11.4

Total Europe Region	9.6	10.8	(11.0)

Total Asia-Pacific Region	15.4	11.5	34.3

Total Kelly Services, Inc.	$1,164.9	$1,045.1	11.5%

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars)

	First Quarter
SG&A Expenses:	2025	2024
As reported	$225.7	$190.5
Integration and realignment costs(1)	(10.7)	—
Transaction costs(2)	(0.3)	(5.6)
Executive transition costs(3)	(0.3)	—
Restructuring(6)	—	(2.3)
Adjusted SG&A expenses	$214.4	$182.6

	First Quarter
Earnings from Operations:	2025	2024
As reported	$10.8	$26.8
Integration and realignment costs(1)	10.7	—
Transaction costs(2)	0.3	5.6
Executive transition costs(3)	0.3	—
Gain on sale of EMEA staffing operations(4)	—	(11.6)
Restructuring(6)	—	2.3
Adjusted earnings from operations	$22.1	$23.1

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars except per share data)

	First Quarter
	2025	2024
Income tax expense	$1.8	$4.0
Taxes on integration and realignment costs(1)	2.7	—
Taxes on transaction costs(2)	0.1	1.2
Taxes on executive transition costs(3)	0.1	—
Taxes on gain on sale of EMEA staffing operations(4)	—	(1.2)
Taxes on restructuring charges(6)	—	0.6
Adjusted income tax expense	$4.7	$4.6

	First Quarter
	2025	2024
Net earnings	$5.8	$25.8
Integration and realignment costs, net of taxes(1)	8.0	—
Transaction costs, net of taxes(2)	0.3	4.4
Executive transition costs, net of taxes(3)	0.2	—
Gain on sale of EMEA staffing operations, net of taxes(4)	—	(10.4)
Gain on forward contract, net of taxes(5)	—	(1.2)
Restructuring charges, net of taxes(6)	—	1.7
Adjusted net earnings	$14.3	$20.3

	First Quarter
	2025	2024
	Per Share
Net earnings	$0.16	$0.70
Integration and realignment costs, net of taxes(1)	0.22	—
Transaction costs, net of taxes(2)	0.01	0.12
Executive transition costs, net of taxes(3)	0.01	—
Gain on sale of EMEA staffing operations, net of taxes(4)	—	(0.28)
Gain on forward contract, net of taxes(5)	—	(0.03)
Restructuring charges, net of taxes(6)	—	0.05
Adjusted net earnings	$0.39	$0.56

Note: Earnings per share amounts for each quarter are required to be computed independently and may not equal the amounts computed for the total year.

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)
(In millions of dollars)
Total Adjusted EBITDA:
	First Quarter
	2025	2024
Net earnings	$5.8	$25.8
Other (income) expense, net	3.1	(1.8)
Income tax expense (benefit)	1.8	4.0
Depreciation and amortization	12.8	10.2
EBITDA	23.5	38.2
Integration and realignment costs(1)	10.7	—
Transaction costs(2)	0.4	5.6
Executive transition costs(3)	0.3	—
Gain on sale of EMEA staffing operations(4)	—	(11.6)
Gain on forward contract(5)	—	(1.2)
Restructuring(6)	—	2.3
Adjusted EBITDA	$34.9	$33.3
Adjusted EBITDA margin	3.0%	3.2%

Business Unit Adjusted EBITDA:

	First Quarter 2025
	Enterprise Talent Management	Science, Engineering & Technology	Education
Business unit profit (loss)	$6.8	$13.4	$19.3
Integration and realignment costs(1)	2.7	1.1	—
Adjusted EBITDA	$9.5	$14.5	$19.3
Adjusted EBITDA margin	1.8%	4.5%	6.2%

	First Quarter 2024
	Enterprise Talent Management	Science, Engineering & Technology	Education
Business unit profit (loss)	$8.1	$14.2	$18.1
Restructuring(6)	0.7	—	—
Adjusted EBITDA	$8.8	$14.2	$18.1
Adjusted EBITDA margin	1.7%	6.1%	6.2%

Free Cash Flow:	First Quarter
	2025	2024
Net cash from (used in) operating activities	$23.9	$(25.5)
Capital expenditures	(2.5)	(3.7)
Free Cash Flow	$21.4	$(29.2)

KELLY SERVICES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP MEASURES
(UNAUDITED)

Management believes that the non-GAAP (Generally Accepted Accounting Principles) information excluding the 2025 integration and realignment costs, the 2025 and 2024 transaction costs, the 2025 executive transition costs, the 2024 gain on the sale of our EMEA staffing operations, the 2024 gain on forward contract, and the 2024 restructuring charges are useful to understand the Company's fiscal 2025 financial performance and increases comparability. Specifically, Management believes that removing the impact of these items allows for a meaningful comparison of current period operating performance with the operating results of prior periods. Management also believes that such measures are used by those analyzing performance of companies in the staffing industry to compare current performance to prior periods and to assess future performance.

Management uses Adjusted EBITDA (adjusted earnings before interest, taxes, depreciation and amortization) and Adjusted EBITDA Margin (percent of total GAAP revenue) which Management believes is useful to compare operating performance compared to prior periods and uses it in conjunction with GAAP measures to assess performance. Our calculation of Adjusted EBITDA may not be consistent with similarly titled measures of other companies and should be used in conjunction with GAAP measurements. Management also uses year-to-date free cash flow (operating cash flows less capital expenditures) to indicate the change in cash balances arising from operating activities, net of working capital needs and expenditures on fixed assets.

These non-GAAP measures may have limitations as analytical tools because they exclude items which can have a material impact on cash flow and earnings per share. As a result, Management considers these measures, along with reported results, when it reviews and evaluates the Company's financial performance. Management believes that these measures provide greater transparency to investors and provide insight into how Management is evaluating the Company's financial performance. Non-GAAP measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

(1) Integration and realignment costs in the first quarter of 2025 reflect various initiatives aimed at integrating MRP and other prior acquisitions, consolidating operating segments, and further aligning processes and technology across the Company. The costs incurred associated with these initiatives are summarized in the table below (in millions of dollars):

First Quarter 2025
IT-related charges	$5.3
Severance	4.4
Fees and other costs	1.0
Total integration and realignment costs	$10.7

(2) Transaction costs in the first quarter of 2025 and 2024 include costs incurred directly related to the sale of the EMEA staffing operations, which includes employee termination costs and transition costs.

(3) Executive transition costs represent non-recurring expenses associated with our CEO transition in 2025.

(4) Gain on sale of EMEA staffing operations represents the gain as of the first quarter-end 2024 as a result of the sale in January 2024.

(5) Gain on forward contract represents the gain recognized in the first quarter of 2024 for the settlement of the foreign currency forward contract relating to the sale of the EMEA staffing operations.

(6) Restructuring charges in the first quarter of 2024 represent a continuation of the comprehensive transformation initiative that started in the second quarter of 2023 to further streamline the Company's operating model to enhance organizational efficiency and effectiveness. These restructuring charges included $1.2 million of costs to execute the transformation and $1.1 million of severance.